UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 29, 2016

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On June 29, 2016, the Company and John B. Richards, the Company’s Chief Executive Officer, mutually agreed to terminate Mr. Richards’ employment relationship with the Company. Additionally, Mr. Richards submitted his resignation as a director of the Company. Both the termination of employment and resignation as director are effective as of June 30, 2016 at 12:01 a.m. Mr. Richards’ resignation is not related to any disagreement on matters related to the Company’s operations, policies or practices.

(c) Appointment of Certain Officers

On June 29, 2016, the Company appointed its Chief Operating Officer, Peter D. Holt, to serve as acting Chief Executive Officer, effective upon Mr. Richards’ resignation.

(e) Compensatory Arrangements of Certain Officers

In connection with the termination of Mr. Richards’s employment relationship with the Company as reported above, the Company and Mr. Richards entered into a separation agreement dated as of June 29, 2016. The separation agreement provides that, notwithstanding the provisions of the applicable option agreement or restricted stock agreement between Mr. Richards and the Company, (i) all stock options previously granted to Mr. Richards will continue to vest in accordance with the terms of the stock option agreement, (ii) the vested stock options may be exercised through May 13, 2020; and (iii) the unvested restricted stock that was scheduled to vest on July 1, 2016 shall vest on July 14, 2016. The Separation Agreement affirms Mr. Richards’ confidentiality, non-competition and non-solicitation obligations under his non-competition and non-solicitation agreement. Additionally, the separation agreement contains (i) a mutual non-disparagement provision and (ii) a release by Mr. Richards of any existing claims he may have against the Company. Mr. Richards has also agreed to cooperate with the Company in connection with any third-party dispute about which he has information or with which he was involved. The preceding description of the separation agreement is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

On June 30, 2016, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the appointment of Peter D. Holt as acting Chief Executive Officer of the Company, the termination of Mr. Richards’ employment as Chief Executive Officer of the Company and his resignation as a director. The preceding description of the press release is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation Agreement dated June 29, 2016, between the Company and John Richards.

99.1	Press release dated June 30, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016.

The Joint Corp.

By	/s/Peter D. Holt
Peter D. Holt
Acting Chief Executive Officer